Exhibit 14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form N-14 of our report dated July 29, 2016 relating to the statement of assets and liabilities of Great Elm Capital Corp. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP
McLean, VA
August 1, 2016